Turbocharging cloud security & multicloud in the AI era Exhibit 99.2

On the call today Sundar Pichai CEO, Google and Alphabet Thomas Kurian CEO, Google Cloud Assaf Rappaport CEO, Wiz Anat Ashkenazi CFO, Google and Alphabet

Forward-Looking Statements These materials include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the acquisition of Wiz by Google. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause Alphabet Inc.'s (the "company", "we", "us" or "our") actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that the closing conditions for the acquisition will not be satisfied, including the risk that the requisite regulatory approvals will not be obtained; the risk that the definitive agreement relating to the acquisition will be terminated prior to closing; the possibility that the acquisition will not be completed in the expected timeframe or at all; potential adverse effects to the businesses of the company or Wiz during the pendency of the acquisition; our ability to successfully integrate Wiz or other businesses that we may acquire in the future; our ability to achieve the benefits that we expect to realize as a result of the acquisition of Wiz; the potential negative impact on our financial condition and results of operations if we fail to achieve the benefits that we expect to realize as a result of the acquisition of Wiz or if these benefits take longer to achieve than expected; and other risks and uncertainties discussed in the reports the company has filed previously with the SEC, such as its Annual Report on Form 10-K. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, which speak as of the respective date of these materials, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Sundar Pichai CEO, Google and Alphabet

Overview of today’s news Google keeps more people and organizations safe online than anyone else. The security landscape has changed, and organizations are looking for solutions that improve cloud security, span multiple clouds and tackle AI risks and opportunities. Wiz is a truly innovative leader in this space. Google Cloud brings infrastructure, deep AI expertise and a track record of security innovation. Together, we believe Wiz and Google Cloud can accelerate the ability for organizations to improve their security, lower the cost to do so, and ultimately spur the adoption of multicloud and cloud computing.

Assaf Rappaport CEO, Wiz

Wiz built a unified platform for cloud application & infrastructure security


Dev
DevOps/IT
GRC
Vulnerability Management
Cloud Security
SOC
Cloud Native Application Protection Platform (CNAPP)
CSPM (Configurations)
Vulnerability Management
Container & Kubernetes Security
External Network Exposure
CIEM (Entitlements)
CWPP (Workloads and Hosts)
Cloud Detection & Response
Secrets scanning
DSPM (Sensitive Data)
IaC Scanning & CI/CD Integration
Compliance Reporting
Software Supply Chain & SCA
AI-SPM (AI Security)
Code security
M&A Integration
Malware scanning
Code
CI/CD
Registry
aws
PaaS
Containers
VMs
Serverless

WIZ

A platform that transforms any organization to the modern cloud security operating model Agentless visibility & risk prioritization that proactively reduces the attack surface Wiz Cloud Manage Security Posture Wiz Defend Respond to Cloud Threats Cloud events and lightweight eBPF-based sensor to protect from unfolding threats as a last line of defense Secure every stage of your SDLC to gain visibility & prevent risks in code, pipeline, registries and images Wiz Code Secure Cloud Development Wiz Integration Network Wiz Signals Data LakeWiz Security Graph Unified Platform Wiz Cloud to Code mapping

Thomas Kurian CEO, Google Cloud

Google Cloud’s Approach Security at the core Multicloud support AI everywhere

Google Cloud’s Current Security Offerings All powered by AI Google Threat Intelligence Google Security Operations Security Command Center Mandiant Consulting Services

Google and Wiz will be a compelling partner to improve security for any business or government Offering a Unified Security Platform that secures cloud-native applications at every stage of development. Protecting code, CI/CD systems, and infrastructure with: AI Threat Protection Against threats to models and threats from models Cyber Team Support AI agents to extend security teams and Mandiant expertise for incident response & strategic readiness Measurable Defense Tools to test and validate security controls Threat Intelligence Visibility into systems from the eyes of adversaries

Our approach moving forward Regulatory Review Post CloseCloseDeal Sign ● Wiz is an independent company pre-close ● Wiz will continue to innovate and transform cloud security in an open manner post-close ○ Continued support for all clouds, on premises environments, and SaaS applications ○ Continued commitment to industry standards and open source ● Google Cloud will operate its security marketplace and products business-as-usual, including continued partnership with other leading security vendors ● More information at close and post-close

Anat Ashkenazi CFO, Google and Alphabet

Deal overview Alphabet announces agreement to acquire Wiz for $32 billion, subject to closing adjustments, in an all-cash transaction We expect the transaction to close in 2026 subject to customary closing conditions, including regulatory approvals Once the transaction closes, Wiz results will be reported as part of the Google Cloud segment Our capital allocation priorities remain unchanged, starting with organically investing in the business, followed by M&A and investments, and returning capital to shareholders through dividends and share repurchases

Thank you